Exhibit 99.3

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

DUE JUNE 12, 2008 AND EXTENSION AGREEMENT

This Amendment and Extension Agreement dated as of June 12, 2008 (the “Amendment”) is by and between MacroChem Corporation, a Delaware corporation (the “Company”) and the undersigned holder (the “Holder”).  Terms not otherwise defined herein which are defined in the Note shall have the same respective meanings herein as therein.

WHEREAS, pursuant to that certain Subscription Agreement, dated as of December 12, 2007, by and between Virium Pharmaceuticals Inc., a New York corporation (the “Virium”) and the Holder (the “Subscription Agreement”), Virium issued to the Holder the convertible promissory note, due June 12, 2008 and listed next to the Holder’s name on Schedule 1 hereto and a common stock purchase warrant (the “Prior Warrant”) representing the right to purchase a number shares of the Virium’s common stock, par value $0.001 per share equal to 50% of the dollar amount of the Note;

WHEREAS, the obligations under the Note and the Prior Warrant were subsequently assumed by the Company (with certain applicable adjustments);

WHEREAS, the Company and Holder have agreed to modify certain terms and conditions of the Note as specifically set forth in this Amendment; and

WHEREAS, the Company has agreed to issue an Additional Warrant (as defined below) to the Holder and the parties have agreed to the covenants with respect to transfers of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments to the Note.  The Note is hereby amended as follows:

(a)           In the preamble to the Note, the language immediately following the phrase “plus all accrued and unpaid interest” through “(the “Maturity Date”)” is hereby deleted and replaced with the following:

“on the earlier of (i) December 31, 2008, (ii) the consummation of a Corporate Transaction (as defined below) unless the obligation under this Note to pay principal and interest is assumed by the successor or purchaser or (iii) the closing date of the Next Financing (as defined below), unless the holder elects to convert this Note as set forth in Article II (the “Maturity Date”)”

(b)           Section 1.1 of the Note is hereby deleted in its entirety and replaced with the following:

“1.1           Payment of Interest; Interest Rate.  Interest on the outstanding principal balance of this note (the “Note”) shall accrue, beginning from the date hereof, at a rate of 12% per annum.  Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and shall be payable, to the extent not previously paid, on each Interest Payment Date (as defined below), on the Maturity Date, upon earlier prepayment of this Note or in the form of shares of New Securities (as defined below) of the Borrower upon conversion of this Note as set forth in Section 1.2 below.  On or prior to the 5th business day of each calendar month (each an “Interest Payment Date”), the Borrower shall pay all unpaid interest that has accrued during the previous calendar month on the outstanding principal balance of this Note. Any payments of interest on this Note may, at the sole election of the Borrower, be made in the form of the Borrower’s common stock, par value $.01 per share (“Common Stock”).  If the Borrower elects to pay interest in shares of Common Stock, the Borrower shall deliver certificates representing such shares of Common Stock to the Holder on or prior to the date on which the applicable payment of interest is due. If interest is to be paid in shares of Common Stock, the Common Stock shall be valued at the Current Market Price (as defined below) as of the date that is three business days prior to the date on which the applicable payment of interest is due.

“Current Market Price” means, in respect of any share of Common Stock on any date herein specified,

(1)             if there shall not then be a public market for the Common Stock, the higher of

(a) the book value per share of Common Stock at such date, and

(b) the Appraised Value (as defined below) per share of Common Stock at such date, or

(2)             if there shall then be a public market for the Common Stock, the average of the daily market prices for the 5 trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing bid price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day on the OTC Bulletin Board or the Pink Sheets LLC, (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of FINRA selected in good faith by the Holder and reasonably acceptable to the Company.

“Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company on a fully-diluted basis, as determined by a nationally recognized investment banking firm selected by the Company’s Board of Directors and having no prior relationship with the Company.”

(c)  Section 2.1(a) of the Note is hereby deleted in its entirety and replaced with the following:

“(a)  Conversion Rights. Upon written notice to the Borrower as set forth below, the Holder may, at its sole option, simultaneously with the initial closing of the Borrower’s next round of equity financing (the “Next Financing”), convert the entire outstanding principal hereunder and all interest accrued thereon into such number of shares of fully paid and non-assessable securities issued by the Borrower (or the parent of the Borrower, as the case may be) in such financing (the “New Securities”, and such securities that this Note is converted into, the “Conversion Shares”), that is equal to the quotient of (A) the outstanding principal hereunder plus all accrued and unpaid interest thereon divided by (B) the Conversion Price (as defined below).  In addition, in connection with such conversion, the Holder shall, upon execution by the Holder of the same transaction documents as the other purchasers of the New Securities (the “Next Financing Transaction Documents”), receive rights as a purchaser and holder of New Securities (including, without limitation, customary registration rights) no less favorable in the aggregate and in any single instance than those granted to any other purchaser of New Securities.  The Borrower agrees that it has no right to prevent the Holder from effecting such conversion without the Holder’s consent, whether by attempting to prepay this Note (whether or not there shall have been a default hereunder) or otherwise.  The “Conversion Price” shall be that amount which is 50% of the price per share of the New Securities paid by the cash purchasers in the Next Financing. If the Holder does not convert this Note into the Next Financing, then the conversion rights under this Section 2.1 shall lapse and be of no further force and effect, provided that the other provisions of this Note shall remain in full force and effect.

(d)         Section 2.1(d) of the Note is hereby deleted in its entirety and replaced with the following:

“(d)                 Merger, Sale of Assets, etc.  If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation (each a “Corporate Transaction”), the successor or purchaser in such Corporate Transaction may, at its election, assume by written instrument signed by such successor or purchaser, the obligation under this Note to pay the principal and accrued and unpaid interest on the Maturity Date; provided that if such successor or purchaser does not assume such obligation under this note upon or prior to the consummation of the Corporate Transaction, then the Maturity Date shall be deemed to have occurred immediately prior to the consummation of such Corporate Transaction.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.”

2.             Effectiveness.  This Amendment shall be effective as of December 12, 2008.

3.             Payment of Interest. Promptly following the execution of this Amendment, the Company shall pay to the Holder in cash the amount set forth on Schedule 1 hereto next to the Holder’s name and under the column entitled “Interest to June 12, 2008”, representing all accrued and unpaid interest on the Note through June 12, 2008.  For avoidance of doubt, any interest paid in cash shall not be eligible for conversion in accordance with the terms of the Note.

4.             Issuance of Additional Warrant.  Upon execution of this Amendment, the Company shall issue to the Holder an additional warrant to purchase up to a number shares of Common Stock equal to 50% of the principal amount of the Note in dollars (the “Additional Warrant”) in the form attached hereto as Exhibit A hereto.  The Additional Warrant shall be deemed to be a “Warrant” issued pursuant to the Subscription Agreement for all purposes.  Notwithstanding the issuance of the Additional Warrant or anything else in this Amendment, the Prior Warrant shall remain unmodified and in full force and effect in accordance with its terms.

5.             Covenants Regarding Transfers of Conversion Shares.

(a) The Holder irrevocably agrees that the Holder will not, directly or indirectly, whether for itself or on behalf of any entity it controls or is affiliated with:

(i)            offer for sale, sell, pledge, assign, hypothecate or otherwise create any interest in or dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in any of the foregoing) any Conversion Shares or, if applicable, any shares of Common Stock issued or issuable upon conversion of the Conversion Shares or exercise of any warrant, option or other security issued in connection with the Conversion Shares (collectively, the “Restricted Securities”) except that (A) up to 1/3 of the Restricted Securities (on an as-converted-to-common-stock basis, if applicable) may be transferred immediately upon the Conversion Date, (B) up to an additional 1/3 of the Restricted Securities (on an as-converted-to-common-stock basis, if applicable) may be transferred at any time after the date that is 90 days following the Conversion Date and (C) up to an additional 1/3 of the Restricted Securities (on an as-converted-to-common-stock basis, if applicable) may be transferred at any time after the date that is 180 days following the Conversion Date.  The period during which transfers are restricted with respect to any Restricted Securities shall be referred to herein as the “Restriction Period”, or

(ii)           enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Restricted Securities, including, but not limited to, short sales, puts, calls or other hedging transactions, including private hedging transactions, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, during the Restriction Period with respect to such securities.

(b)           The Company and its transfer agent are authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this  Section 5 and any such attempted transfer shall be null and void.

(c)           The Holder agrees to execute any additional documents reasonably necessary or related to the enforcement of this Section 5.  The Holder’s obligations under this Section 5 shall be binding upon the Holder’s heirs, personal representatives, successors and assigns.  The Holder further agrees that in the case of any conflict between the provisions of the Subscription Agreement, the Prior Warrant, the Additional Warrant or the Note and this Section 5, the provisions of this Section 5 shall control.

6.             Ratification, Etc.  Except as expressly amended hereby, all terms and conditions of the Note, as amended, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The obligations under the Note shall be deemed to be continuously outstanding and shall not be deemed to have been repaid and readvanced or refinanced hereunder or hereby.  The Note and this Amendment shall be read and construed as a single agreement.  All references to the Note shall hereafter refer to such Note, as amended hereby.

7.             No Novation.  THE COMPANY AND HOLDER HAVE ENTERED INTO THIS AMENDMENT SOLELY TO AMEND CERTAIN OF THE TERMS OF THE NOTE.  THEY DO NOT INTEND THIS AMENDMENT NOR THE

TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AMENDMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE NOTE.

8.             No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect, any obligation of the Company under any Note or any rights of any Holder consequent thereon.

9.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  Any executed counterpart of this Amendment delivered by facsimile or other means of electronic image transmission shall be valid and binding in all respects and shall have the same force and effect as an original thereof.

10.           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to conflict of laws).

[Signature page follows]

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

Company:

MACROCHEM CORPORATION

By:
Name:
Title

Holder:

By:
Name:
Title:

Schedule 1

Convertible Promissory Notes

Due June 12, 2008

Exhibit A

Form of Additional Warrant

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